Exhibit 10.4

ALIGN TECHNOLOGY, INC.

SIXTH AMENDMENT
TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of July 24, 2017 and entered into by and among Align Technology, Inc., a Delaware corporation ("Borrower") and Wells Fargo Bank, National Association ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement dated as of March 22, 2013 (as amended, the "Credit Agreement"), by and between Borrower and Bank. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

WHEREAS, Bank has delivered to Borrower (i) that certain consent letter dated as of July 18, 2016 (the “First Consent”) consenting to a loan to SMILEDIRECTCLUB, LLC (“SDC”) in an amount not to exceed $15,000,000 (the “SDC Loan”) and an equity investment in SDC in an amount not to exceed $50,000,000 (the “SDC Equity Investment”, (ii) that certain consent letter dated as of July 25, 2016 (the “Second Consent”) consenting to the SDC Loan, the SDC Equity Investment, and the Supply Agreement (as defined in the Second Consent), (iii) that certain consent letter dated as of December 13, 2016 (the “Third Consent”) consenting to the Borrower’s making of up to $90,000,000 of Capital Expenditures in the fiscal year ended December 31, 2016, and (iv) that certain consent letter dated as of January 31, 2017 (the “Fourth Consent”, and together with the First Consent, the Second Consent, and the Third Consent, the “Consents”) consenting to an increase of the maximum amount permitted to be outstanding under the SDC Loan from $15,000,000 to $30,000,000.

WHEREAS, Borrower has requested that Bank consent to an increase of the SDC Investment from a maximum amount of $50,000,000 to a maximum amount not to exceed $60,000,000.

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

Section 1.    AMENDMENTS TO THE CREDIT AGREEMENT

A.The Section entitled “NEGATIVE COVENANTS: CAPITAL EXPENDITURES” is hereby amended by deleting it in its entirety and substituting the following therefor:

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“CAPITAL EXPENDITURES. Make any additional investment in fixed assets ("Capital Expenditures") In excess of an aggregate of (i) for the fiscal year ended December 31, 2016, $90,000,000, (ii) for the fiscal year ending December 31, 2017, $225,000,000.00 and (iii) for the fiscal year ending December 31, 2018 and each fiscal year thereafter, $70,000,000.00 during any fiscal year; provided, that the foregoing shall not apply to (x) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss or (y) leasehold improvement expenditures for which Borrower or a Subsidiary is reimbursed promptly by the related lessor. Notwithstanding the foregoing, the maximum amount of Capital Expenditures permitted by this Section in any fiscal year shall be increased by the amount of Capital Expenditures that were permitted to be made under this Section in the immediately preceding Fiscal Year (without giving effect to any carryover amount from prior fiscal years) over the amount of Capital Expenditures actually made during such preceding fiscal year In an amount not to exceed $10,000,000.00; provided that Capital Expenditures in such fiscal year shall be counted last against any amount so carried forward.”

B.The Section entitled “NEGATIVE COVENANTS: GUARANTIES” is hereby amended by deleting it in its entirety and substituting the following therefor:

“GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or its Subsidiaries as security for, any liabilities or obligations of any other person or entity, except (i) any of the foregoing in favor of Bank, (ii) if the underlying obligations constitute Indebtedness permitted to be incurred pursuant to clauses (a), (b), (c), (d), (j) and (m) of the section entitled “Negative Covenants – Other Indebtedness” above or payables arising in the ordinary course of business, (iii) if any such pledge or hypothecation constitutes a Permitted Lien, (iv) if such transaction is permitted pursuant to the Section entitled “Loans, Advances, Investments” below, (v) a guaranty of the obligations of ALIGN TECHNOLOGY DE COSTA RICA, S.R.L (“Align CR”) a lease agreement to be entered into on or about July 24, 2017, together with a tenant improvement agreement, a construction management agreement, and other ancillary documents related thereto (each a “CR Agreement”, and collectively, the “CR Agreements”), each between ZONA FRANCA LA LIMA, S. R. L. and ALIGN CR, provided, however, that (A) the final terms and conditions of each of the CR Agreements must have been approved by Bank in writing prior to execution and effectiveness thereof in order for the guaranty thereof to be permitted hereunder, and (B) any amendment or modification of any kind to any of the CR Agreements that is materially adverse to the interests of either Borrower or Bank (for the avoidance of doubt, an increase in the guaranty obligations of Borrower in excess of $10,000,000.00 shall be deemed materially adverse to Bank) must have been approved by Bank in writing prior to execution and effectiveness thereof in order for the guaranty thereof to be permitted hereunder, and (vi) indemnification obligations arising in the ordinary course of business or in connection with any transaction permitted by this Agreement, in each case to which such guarantor is a primary party.”

C.The Section entitled “NEGATIVE COVENANTS: LOANS, ADVANCES, INVESTMENTS” is hereby amended by deleting clause c) thereof in its entirety and substituting the following therefor:

“c) (i) other Investments, provided that (x) no Event of Default or Potential Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Investment, and (y) the aggregate amount of such Investment made after the Closing Date shall not at any time exceed $10,000,000 in the aggregate, and (ii) investments consisting of (1) loans to SMILEDIRECTCLUB, LLC (“SDC”) in an amount not to exceed $30,000,000 at any time outstanding (the “SDC Loan”), (2) equity investments in SDC in an aggregate amount not to exceed $50,000,000 made prior to December 31, 2016 (the “2016 SDC Equity Investment”), and (3) equity investments in SDC in an aggregate amount not to exceed $13,000,000 made after December 31, 2016, but prior to August 1, 2017 (the “2017 SDC Equity Investment”, and together with the 2016 SDC Equity Investment, the “SDC Equity Investments”);”.

D.The Section entitled “NEGATIVE COVENANTS: TRANSACTIONS WITH AFFILIATES” is hereby amended by deleting it in its entirety and substituting the following therefor:

“TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any capital stock in, or other affiliate of Borrower or any of its Subsidiaries or (b) any Subsidiary of Borrower that is not a Loan Party, other than (i) payments to Subsidiaries of Borrower for royalty agreements and manufacturing agreements in the ordinary course of business and consistent with past practices, (ii) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Borrower or any of its Subsidiaries, (iii) compensation arrangements and benefit plans for officers and other employees of Borrower and its Subsidiaries entered into or maintained or established in the ordinary course of business, (iv) transactions between or among Loan Parties otherwise permitted hereunder, (v) transfers of fixed assets at book value or inventory at cost from a Loan Party to any Subsidiary of Borrower that is not a Loan Party, (vi) transactions between or among any Subsidiary of Borrower that is not a Loan Party and any other Subsidiary of Borrower that is not a Loan Party, (vii) the SDC Loan, the SDC Equity Investments, and transactions pursuant to that certain Strategic Supply Agreement, dated as of July 26, 2016, by and between SDC and Borrower, as amended from time to time in a manner not materially adverse to the interests of either Borrower or Bank, (viii) the guaranty permitted under subsection (v) of NEGATIVE COVENANTS: GUARANTIES, and (ix) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s length transaction with an independent, unrelated third.”

Section 2.    CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Sixth Amendment Effective Date"):

A.    On or before the Sixth Amendment Effective Date, Borrower shall deliver to Bank executed copies of this Amendment, dated the Sixth Amendment Effective Date.

B.    Bank shall have executed this Agreement.

C.    On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Bank and its counsel shall be satisfactory in form and substance to Bank and such counsel, and Bank and such counsel shall have received all such counterpart originals or certified copies of such documents as Bank may reasonably request.

Section 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

In order to induce Bank to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to Bank that the following statements are true, correct and complete:

A.    Legal Status. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement")

B.    Authorization and Validity. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower, and this Amendment and the Amended Agreement are the legally valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable against Borrower or the party which executes the same in accordance with their respective terms.

C.    No Violation. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or any of its Subsidiaries or result In any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower or any of its Subsidiaries may be. bound.

D.    Incorporation of Representations and Warranties From Loan Documents. The representations and warranties contained in the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects (except for any such representation or warranty that is qualified by materiality or reference to a Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of the Sixth Amendment Effective Date with the same effect as though such representations and warranties were made on and as of that date, except to the extent such representations and warranties specifically relate.to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date (except for any such representation or warranty that is qualified by materiality or reference to a Material

Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

E.    Absence of Default. No Event of Default and no Potential Event of Default has occurred and is continuing or exists or will result from the consummation of the transactions contemplated by this Amendment.

Section. 4. MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)
On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof' or words of like import referring to the Credit Agreement shall mean and be a referenced to the Amended Agreement.

(ii)	Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)
The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provisions of, or operate as a waiver of any right, power or remedy of Bank under, the Credit Agreement or any of the other Loan Documents.

B.    Termination of Consents. Except as set forth in the Credit Agreement as amended by this Amendment, each of the Consents are hereby terminated as of the Sixth Amendment Effective Date, and from and after the Sixth Amendment Effective Date, Borrower agrees and acknowledges that it may not rely on any of the Consents or seek to enforce the Consents against Bank.

E.
Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in the Section of the Credit Agreement entitled "MISCELLANEOUS: COSTS, EXPENSES AND ATTORNEYS' FEES" incurred by Bank and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

D.    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

F.    Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Borrower and Bank and each of the Loan Parties and receipt by Borrower and Bank of written or telephonic notification of such execution and authorization of delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALIGN TECHNOLOGY, INC.

By: /s/ ROGER E GEORGE
Name: Roger E George
Title: Vice President, Legal and Corporate Affairs, Corporate Secretary and General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ CHARLES M. GOLDBERG
Name: Charles M. Goldberg
Title: Senior Vice President

GUARANTORS' CONSENT AND REAFFIRMATION

Each undersigned guarantor of all indebtedness of ALIGN TECHNOLOGY, INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; and (iv) reaffirms that Its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under the Credit Agreement (as defined in said Amendment) and the other Loan Documents (as defined in the Credit Agreement).

GUARANTORS:

CADENT HOLDINGS, INC.

By: /s/ ROGER E GEORGE
Name: Roger E George
Title: Secretary

CADENT, INC.

By: /s/ ROGER E GEORGE
Name: Roger E George
Title: Vice President and Secretary